Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
April 10, 2015	Century City	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
Scientific Games International, Inc.	Frankfurt	San Francisco
6650 S. El Camino	Hamburg	Shanghai
Las Vegas, Nevada 89118	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:                             Registration Statement on Form S-4; $350,000,000 in Aggregate Principal Amount of 6.625% Senior Subordinated Notes due 2021 and $2,200,000,000 in Aggregate Principal Amount of 10.000% Senior Unsecured Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to Scientific Games International, Inc., a Delaware corporation (the “Company”), in connection with the issuance of $350,000,000 aggregate principal amount of 6.625% Senior Subordinated Notes due 2021 (the “2021 Notes”) and $2,200,000,000 aggregate principal amount of 10.000% Senior Unsecured Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Notes”) and the guarantees of the Notes (the “Guarantees”) by each of the guarantors set forth on Schedule I hereto (the “Specified Guarantors”) and the guarantors set forth on Schedule II hereto (together with the Specified Guarantors, the “Guarantors”), in the case of the 2021 Notes, under an indenture dated as of June 4, 2015, as supplemented by those certain supplemental indentures dated as of September 15, 2014 and November 21, 2014 (collectively, the “2021 Notes Indenture”) among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and in the case of the 2022 Notes, under an indenture dated as of November 21, 2014 between SGMS Escrow Corp., a Delaware corporation that was merged with and into the Company on the date thereof, and the Trustee, as supplemented by that certain supplemental indenture dated as of November 21, 2014 (collectively, the “2022 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures”) among the Company, the Guarantors and the Trustee, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2015 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the

Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the California Corporations Code, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when each series of Notes have been duly executed, issued, and authenticated in accordance with the terms of the applicable Indenture and delivered against payment therefor in the circumstances contemplated by the Registration Statement, each series of Notes and the related Guarantees will have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of the Company and the Specified Guarantors, respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.11 of each Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, and we call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorneys’ fees, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f)  waivers of broadly or vaguely stated rights, (g) covenants not to compete, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l)

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provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (m) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indentures and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Specified Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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SCHEDULE I

Specified Guarantors

Arcade Planet, Inc., a California corporation

Bally Gaming International, Inc., a Delaware corporation

Lenc-Smith Inc., a Delaware corporation

Lenc Software Holdings LLC, a Delaware limited liability company

MDI Entertainment, LLC, a Delaware limited liability company

Scientific Games Corporation, a Delaware corporation

Scientific Games New Jersey, LLC, a Delaware limited liability company

Scientific Games Products, Inc.,  a Delaware corporation

Scientific Games SA, Inc., a Delaware corporation

Sciplay Inc., a Delaware corporation

Williams Electronic Games, Inc., a Delaware corporation

Williams Interactive LLC, a Delaware limited liability company

WMS Finance Inc., a Delaware corporation

WMS Gaming Inc., a Delaware corporation

WMS Industries Inc., a Delaware corporation

WMS International Holdings Inc., a Delaware corporation

SCHEDULE II

Other Guarantors

Alliance Holding Company, a Nevada corporation

Bally Gaming, Inc., a Nevada corporation

Bally Properties East, LLC, a Nevada limited liability company

Bally Properties West, LLC, a Nevada limited liability company

Bally Technologies, Inc., a Nevada corporation

Casino Electronics, Inc., a Nevada corporation

Compudigm Services, Inc., a Nevada corporation

Phantom EFX, LLC, an Iowa limited liability company

Scientific Games Distribution, LLC, a Nevada limited liability company

Scientific Games Productions, LLC, a Nevada limited liability company

SG Gaming North America, Inc., a Nevada corporation

SHFL Properties, LLC, a Nevada limited liability company

Sierra Design Group, a Nevada corporation